UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

iMergent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 25, 2007, the Division of Consumer Protection of the Department of Commerce of the State of Utah (“Division”) entered an Order of Adjudication (“Order”) in DCP Case No. 55272. The Order was based upon proposed finding of facts and conclusions of law found by Thomas L. Copeland, a non attorney Division employee.  The Order found that iMergent, Inc. (“Company”) sells an assisted marketing plan (“Business Opportunity”) which is “commenced” in the State without filing the “required” information with the Division. The Order makes clear that pursuant to the terms of the agreement between the parties the Order is stayed and not effective until exhaustion of all administrative proceedings and all judicial review of the Order. The Company received the Order on May 29, 2007.

The Company contends that it is not a seller of Business Opportunities, and further that it is not subject to regulation by the Division as the Company does not hold seminars in the State of Utah. At the hearing, the Division did not contest the fact that the Company does not sell its software in the State of Utah. The Company disputes that the finding of so called “commencing” a sale provides any authority whatsoever for the action undertaken by the Division.

The Company further contends that the action by the Division is improper since on November 15, 2003, the Company agreed with the Division that the Company was not required to register as a seller of Business Opportunities. At the hearing, the Division did not contest that there was a prior consent order between the parties.

The Company first intends to seek review of and/or appeal the Order within the Division.  Such review and/or appeal will be to another Division employee who is not an attorney.  The Company will then immediately file an action in Utah District Court, at which time the Company will be entitled to a new trial on all issues before a judge who will be able to rule on the facts and law.  The Company will also consider renewing its action in Federal Court if the issue is “ripe.”

The Company will file all administrative and judicial review of what the Company considers to be an improper and wrong Order.  As disclosed previously, the Company and the Division entered into an agreement to stay, and not otherwise enforce, the terms of the Order until such time as the Company has exhausted all administrative and judicial review. The agreement does not limit the Company’s ability to exhaust all administrative and judicial review.  There is no restriction whatsoever on the Company continuing to conduct business.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. iMergent’s performance could differ significantly from the expectations of management and from results expressed or implied including but not limited to the expectations of the Company that  it is not a seller of Business Opportunities as well as that the Company  is not subject to regulation by the Division as the Company does not hold seminars in the State of Utah and that  the action by the Division is improper since on November 15, 2003, the Division agreed with the Company that the Company was not required to register as a seller of business opportunities.  For further information on other risk factors, please refer to the “Risk Factors” contained in iMergent’s Form 10-K for the year ended June 30, 2006 and its Forms 10-Q for the quarterly periods ended

September 30, 2006, December 31, 2006 and March 31, 2007. The information in Item 8.01 of this report is being furnished, not filed, pursuant to Form 8-K. Accordingly, the information in this Item will not be incorporated by reference into any registration statement filed by iMergent under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert Lewis
By: Robert Lewis, Chief Financial Officer
Date: May 29, 2007